Exhibit 10.28

CARLYLE-HORIZON HOLDINGS CORP.

STOCK OPTION PLAN

Carlyle-Horizon Holdings Corp. (the “Company”), a Delaware corporation, hereby adopts this Carlyle-Horizon Holdings Corp. Stock Option Plan. The purposes of this Plan are as follows:

(1) To further the growth, development and financial success of the Company and its Subsidiaries (as defined herein), by providing additional incentives to employees and directors of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company’s (or one of its Subsidiaries’) business affairs, by assisting them to become owners of Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.

(2) To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional, technical and managerial employees and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Common Stock under Options, including, in the case of employees, Options that are intended to qualify as “incentive stock options” under Section 422 of the Code (as defined herein).

ARTICLE I

DEFINITIONS

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.

Section 1.1 Affiliate

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act. For purposes of this Plan, Affiliates of Carlyle-Horizon Partners, L.P., a Delaware limited liability partnership, shall include all Persons directly or indirectly controlled by TC Group, L.L.C., a Delaware limited liability company or Carlyle-Horizon Management Corp., a Delaware corporation.

Section 1.2 Board

“Board” shall mean the Board of Directors of the Company.

Section 1.3 CEO

“CEO” shall mean Chief Executive Officer of the Company.

Section 1.4 Code

“Code” shall mean the Internal Revenue Code of 1986, as amended.

Section 1.5 Committee

“Committee” shall mean the Committee appointed as provided in Section 6.1.

Section 1.6 Common Stock

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company.

Section 1.7 Company

“Company” shall mean Carlyle-Horizon Holdings Corp. In addition, “Company” shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options outstanding under the Plan in a transaction to which Section 424(a) of the Code applies.

Section 1.8 Corporate Event

“Corporate Event” shall mean, as determined by the Committee (or by the Board, in the case of Options granted to Independent Directors) in its sole discretion, any transaction or event described in Section 7.1 (a) or any unusual or nonrecurring transaction or event or any changes in applicable laws, regulations, or accounting principles affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary.

Section 1.9 Director

“Director” shall mean a member of the Board.

Section 1.10 Eligible Representative

“Eligible Representative” for an Optionee shall mean such Optionee’s personal representative or such other person as is empowered under the deceased Optionee’s will or the then applicable laws of descent and distribution to represent the Optionee hereunder.

Section 1.11 Employee

“Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Section 1.12 Exchange Act

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Section 1.13 Incentive Stock Option

“Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is designated as an Incentive Stock Option by the Committee.

Section 1.14 Independent Director

“Independent Director” shall mean a member of the Board who is not an Employee of the Company or any of its Subsidiaries.

Section 1.15 Liquidity Event

“Liquidity Event” shall mean the consummation of the sale, transfer, conveyance or other disposition in one or a series of related transactions, of the equity securities of the Company or its successor held by the Principal Stockholder(s) in exchange for currency such that immediately following such transaction (or transactions), (i) the value (at original cost) of all equity securities held by all of the Principal Stockholder(s) is in the aggregate less than 20% of the equity securities (at original cost) held by the Principal Stockholder(s) as of February 27, 2003 or (ii) any Person and its Affiliates (other than the Principal Stockholder(s) and/or its Affiliates) acquire 50% or more of the combined voting power held in the Company.

Section 1.16 Non-Qualified Stock Option

“Non-Qualified Stock Option” shall mean an Option which is not an “incentive stock option” under Section 422 of the Code and shall include an Option which is designated as a Non-Qualified Stock Option by the Committee.

Section 1.17 Officer

“Officer” shall mean an officer of the Company, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.

Section 1.18 Option

“Option” shall mean an option granted under the Plan to purchase Common Stock. “Options” includes both Incentive Stock Options and Non-Qualified Stock Options.

Section 1.19 Optionee

“Optionee” shall mean an Employee or Independent Director to whom an Option is granted under the Plan.

Section 1.20 Person

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.21 Plan

“Plan” shall mean this Carlyle-Horizon Holdings Corp. Stock Option Plan.

Section 1.22 Principal Stockholder(s)

“Principal Stockholder(s)” shall mean Carlyle-Horizon Partners, L.P. or any of its Affiliates to which (a) Carlyle-Horizon Partners, L.P. or any other Person transfers Common Stock or (b) the Company issues Common Stock.

Section 1.23 Secretary

“Secretary” shall mean the Secretary of the Company.

Section 1.24 Securities Act

“Securities Act” shall mean the Securities Act of 1933, as amended.

Section 1.25 Stockholders Agreement

“Stockholders Agreement” shall mean that certain agreement by and between the Optionee and the Company which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon Option exercise, to any vested Options and to other shares of Common Stock, if any, held by the Optionee during the term of such agreement. The Board, in its discretion, shall determine the terms of the Stockholders Agreement and may amend the terms thereof from time to time. If the Optionee is not a party to a Stockholders Agreement at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Optionee enter a Stockholders Agreement with the Company.

Section 1.26 Subsidiary

“Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.27 Termination of Directorship

“Termination of Directorship” shall mean the time when an Optionee who is an Independent Director ceases to be a Director for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.

Section 1.28 Termination of Employment

“Termination of Employment” shall mean the time when the employee-employer relationship between an Optionee and the Company (or one of its Subsidiaries) is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company (or one of its Subsidiaries). The Committee shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under Section 442(a)(2) of the Code.

ARTICLE II

SHARES SUBJECT TO PLAN

Section 2.1 Shares Subject to Plan

The shares of stock subject to Options shall be shares of Common Stock. Subject to Section 7.1, the aggregate number of such shares which may be issued upon exercise of Options shall not exceed 90,138.

Section 2.2 Unexercised Options

If any Option (or portion thereof) expires or is canceled without having been fully exercised, the number of shares subject to such Option (or portion thereof) but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.

ARTICLE III

GRANTING OF OPTIONS

Section 3.1 Eligibility

Any Employee of the Company or one of its Subsidiaries and any Independent Director shall be eligible to be granted Options, except as provided in Section 3.2.

Section 3.2 Qualification of Incentive Stock Options

No Incentive Stock Option shall be granted to any person who is not an Employee.

Section 3.3 Granting of Options to Employees

(a) The Committee shall from time to time:

(i) Select from among the Employees (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options;

(ii) Determine the number of shares to be subject to such Options granted to such Employees, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and

(iii) Determine the terms and conditions of such Options, consistent with the Plan.

(b) Upon the selection of an Employee to be granted an Option pursuant to Section 3.3(a), the Committee shall instruct the Secretary or another authorized Officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may require as a condition to the grant of an Option to an Employee that the Employee surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, period of exercisability or any other term or condition of the surrendered Option.

(c) Notwithstanding the foregoing, no grant of an Option may result in more than 25% of the Common Stock to be held by non-U.S. citizens upon the exercise of any Option granted pursuant to the terms of this Plan.

Section 3.4 Granting of Options to Independent Directors

(a) The Board shall from time to time:

(i) Select from among the Independent Directors (including those to whom Options have previously been granted under the Plan) such of them as in its opinion should be granted Options;

(ii) Determine the number of shares to be subject to such Options granted to such selected Independent Directors; and

(iii) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that all Options granted to Independent Directors shall be Non-Qualified Stock Options.

(b) Upon the selection of an Independent Director to be granted an Option pursuant to Section 3.4(a), the Board shall instruct the Secretary or another authorized Officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Board may require as a condition to the grant of an Option to an Independent Director that the Independent Director surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her. An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Board deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, period of exercisability or any other term or condition of the surrendered Option.

(c) Notwithstanding the foregoing, no grant of an Option may result in more than 25% of the Common Stock to be held by non-U.S. citizens upon the exercise of any Option granted pursuant to the terms of this Plan.

ARTICLE IV

TERMS OF OPTIONS

Section 4.1 Stock Option Agreement

Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.

Section 4.2 Exercisability of Options

(a) Each Option shall become exercisable according to the terms of the applicable Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee (or the Board, in the case of Options granted to Independent Directors) may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.

(b) Except as otherwise provided in the applicable Stock Option Agreement, no portion of an Option which is unexercisable at Termination of Employment or Termination of Directorship, as applicable, shall thereafter become exercisable.

(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Subsidiary thereof) exceeds $100,000, such options shall be treated and taxable as Non-Qualified Stock Options. The rule set forth in the preceding sentence shall be applied by taking Options into account in the order in which they were granted, and the stock issued upon exercise of Options shall designate whether such stock was acquired upon exercise of an Incentive Stock Option. For purposes of these rules, the fair market value of stock shall be determined as of the date of grant of the Option granted with respect to such stock.

Section 4.3 Option Price

(a) The price of the shares subject to each Option shall be set by the Committee (or the Board, in the case of Options granted to Independent Directors); provided, however, that in the case of an Incentive Stock Option, the price per share shall be not less than 100% of the fair market value of such shares on the date such Option is granted; and that in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, the price per share shall not be less than 110% of the fair market value of such shares on the date such Incentive Stock Option is granted.

(b) For purposes of the Plan, unless otherwise agreed in writing between any Optionee and the Company, the fair market value of a share of Common Stock as of a given date shall be:

(i) if the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Exchange Act), each share of Common Stock shall be valued at the average closing price of a share of such class of Common Stock on the principal exchange on which such shares are then trading, on the 20 trading days immediately preceding such date;

(ii) if the Common Stock is not traded on a National Securities Exchange but is quoted on NASDAQ or a successor quotation system and the Common Stock is listed as a National Market Issue under the NASD National Market System, each share of Common Stock shall be valued at the average of the last sales price on each of the 20 trading days immediately preceding such date as reported by NASDAQ or such successor quotation system; or

(iii) if the class of Common Stock is not publicly traded on a National Securities Exchange and is not quoted on NASDAQ or a successor quotation system, the fair market value of the Common Stock shall be determined in good faith by the Committee.

Section 4.4 Expiration of Options

No Option may be exercised to any extent by anyone after the first to occur of the following events:

(a) The expiration of ten years from the date the Option was granted; or

(b) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the

Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation, the expiration of five years from the date the Incentive Stock Option was granted.

ARTICLE V

EXERCISE OF OPTIONS

Section 5.1 Person Eligible to Exercise

During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof granted to him or her; provided, however, that the Optionee’s Eligible Representative may exercise his or her Option during the period of the Optionee’s disability (as defined in Section 22(e)(3) of the Code) notwithstanding that an Option so exercised may not qualify as an Incentive Stock Option. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his or her Eligible Representative.

Section 5.2 Partial Exercise

At any time and from time to time prior to the time when the Option becomes unexercisable under the Plan or the applicable Stock Option Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of shares.

Section 5.3 Manner of Exercise

An exercisable Option, or any exercisable portion thereof, may be exercised by any Optionee solely by delivery to the Secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:

(a) Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or portion is exercised, and specifically stating the number of shares with respect to which the Option is being exercised;

(b) A copy of the Stockholders Agreement signed by the Optionee or Eligible Representative, as applicable;

(c) Full payment (in cash or by personal, certified, or bank cashier check) for the shares with respect to which such Option or portion is thereby exercised; or

(i) With the consent of the Committee (or the Board, in the case of Options to Independent Directors) or as otherwise set forth in such Optionee’s Stock Option Agreement, (A) shares of Common Stock owned by the Optionee duly endorsed for transfer to the Company; or (B) except with respect to Incentive Stock Options, shares of the Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.3(b)) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or

(ii) With the consent of the Committee (or the Board, in the case of Options granted to Independent Directors), any combination of the consideration listed in this subsection (c);

(d) The payment to the Company (in cash or by personal, certified or bank cashier or by any other means of payment permitted by such Optionee’s Stock Option Agreement or approved by the Committee) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option;

(e) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors) deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee (or the Board, in the case of Options granted to Independent Directors) may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

(f) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

Section 5.4 Conditions to Issuance of Stock Certificates

The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. A certificate of shares will be delivered to the Optionee at the Company’s principal place of business within 30 days of receipt by the Company of the written notice and payment, unless an earlier date is agreed upon. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a) The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in its sole discretion, deem necessary or advisable;

(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in its sole discretion, determine to be necessary or advisable; and

(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option.

Section 5.5 Rights as Stockholders

The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until such holder has signed a Stockholders Agreement and certificates representing such shares have been issued by the Company to such holder.

Section 5.6 Transfer Restrictions

Shares acquired upon exercise of an Option shall be subject to the terms and conditions of a Stockholders Agreement. In addition, the Committee (or the Board, in the case of Options granted to Independent Directors), in its sole discretion, may impose further restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement.

ARTICLE VI

ADMINISTRATION

Section 6.1 Committee

The Committee shall be the compensation committee of the Board and shall consist of two or more Independent Directors appointed by and holding office at the pleasure of the Board. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

Section 6.2 Delegation by Committee

Except as otherwise determined by the Committee, all rights, powers and duties of the Committee under the Plan (except those granted pursuant to Sections 3.3, 4.3, 5.3(c), 5.3(e), 5.6 and Article VII) shall be exercised by the CEO, subject to the approval of the Committee.

Section 6.3 Duties and Powers of CEO and the Committee

It shall be the duty of the CEO, subject to the approval of the Committee, to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Options and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, any action required or permitted to be taken by the Committee hereunder or under any Stock Option Agreement may be taken by the Board. The full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Options granted to Independent Directors. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the terms and conditions applicable to “incentive stock options” within the meaning of Section 422 of the Code. All determinations and decisions made by the CEO and approved by the Committee under any provision of the Plan or of any Option granted thereunder shall be final, conclusive and binding on all persons.

Section 6.4 Compensation, Professional Assistance, Good Faith Actions

The members of the Committee shall receive such compensation for their services hereunder as may be determined by the Board. All expenses and liabilities incurred by the members of the Committee or the Board in connection with the administration of the Plan shall be borne by the Company. The Committee or the Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the CEO, the Committee and the Board, in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Board or the CEO shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE VII

OTHER PROVISIONS

Section 7.1 Changes in Common Stock; Disposition of Assets and Corporate Events.

(a) Subject to Section 7.1(d), in the event that the Committee (or the Board, in the case of Options granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company (including, but not limited to, a Liquidity Event), exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, the acquisition or disposition of any material asset or business (including the acquisition, disposition or chartering of one or more vessels) other similar corporate transaction or event, in the Committee’s sole discretion (or in the case of Options granted to Independent Directors, the Board’s sole discretion), affects the Common Stock such that an adjustment is determined by the Committee (or the Board, in the case of Options granted to Independent Directors) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Option, then the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of:

(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Options may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued);

(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Options;

(iii) The exercise price with respect to any Option; and

(iv) The financial or other “targets” specified in each Stock Option Agreement for determining the exercisability of Options.

(b) Subject to Section 7.1(d) and the terms of outstanding Options, upon the occurrence of a Corporate Event, the Committee (or the Board, in the case of options granted to Independent Directors), in its sole discretion, is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Options granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Option under this Plan, to facilitate such Corporate Event or to give effect to such changes in laws, regulations or principles:

(i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event and either automatically or upon the Optionee’s request, for either the purchase of any such Option for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the vested portion of such Option (and such additional portion of the Option as the Board or Committee may determine) immediately prior to the occurrence of such transaction or event, or the replacement of such vested (and other) portion of such Option with other rights or property selected, in its sole discretion, by the Committee (or the Board, in the case of Options granted to Independent Directors);

(ii) In its sole discretion, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event, that the Option (or any portion thereof) cannot be exercised after such event;

(iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may provide, either by the terms of the applicable Stock Option Agreement or by action taken prior to the occurrence of such Corporate Event or Change in Control, that for a specified period of time prior to such Corporate Event, such Option shall be exercisable as to all shares covered thereby or a specified portion of such shares, notwithstanding anything to the contrary in (A) Section 4.2; or (B) the provisions of the applicable Stock Option Agreement;

(iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of the Options granted to Independent Directors) may provide, either by the terms of the applicable Stock Options Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such event, Option (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Options granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Options (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria including in, outstanding Options and Options which may be granted in the future.

(c) Subject to Section 7.1(d), the Committee (or the Board, in the case of Options granted to Independent Directors) may, in its sole discretion, include such further provisions and limitations in any Stock Option Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.

(d) With respect to Incentive Stock Options, no adjustment or action described in this Section 7.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(l) of the Code or any successor provisions thereto, unless the Committee determines that the Plan and/or the Options are not to comply with Section 422(b)(l) of the Code. The number of shares of Common Stock subject to any Option shall always be rounded up to the next higher whole number.

Section 7.2 Options Not Transferable

No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.2 shall prevent transfers by will or by the applicable laws of descent and distribution.

Section 7.3 Amendment, Suspension or Termination of the Plan

The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without stockholder approval within 12 months before or after such action, no action of the Board or the Committee may, except as provided in Section 7.1, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued on exercise of Options, reduce the minimum Option price requirements of Section 4.3(a), or extend the limit imposed in this Section 7.3 on the period during which options may be granted. Except as provided by Section 7.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Plan, and in no event may any Option be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

Section 7.4 Effect of Plan Upon Other Option and Compensation Plans

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for directors or employees of the Company (or any Subsidiary) or (b) to grant or assume options otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.5 Approval of Plan by Stockholders

This Plan will be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of this Plan. No Option may be exercised to any extent by anyone unless and until the Plan is so approved by the stockholders, and if such approval has not been obtained by the end of said 12-month period, the Plan and all Options theretofore granted shall thereupon be canceled and become null and void.

Section 7.6 Titles

Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

Section 7.7 Conformity to Securities Laws

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder to the extent the Company or any Optionee is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 7.8 Governing Law

To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of Delaware.

Section 7.9 Severability

In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.

I hereby certify, that the foregoing Plan was duly adopted by the Board of Directors of Carlyle-Horizon Holdings Corp. on June 29, 2003

Executed on this 1st day of August, 2003.

/s/ F. Mark Fariborz
F. Mark Fariborz Secretary

EXHIBIT B

NON-QUALIFIED STOCK OPTION AGREEMENT

OF

CARLYLE-HORIZ0N HOLDINGS CORP. STOCK OPTION PLAN

THIS AGREEMENT (the “Agreement”), dated June 30, 2003 is made by and among Carlyle-Horizon Holdings Corp., a Delaware corporation (the “Company”), and                                  , an employee of the Company (or one of its Subsidiaries, as defined herein), hereinafter referred to as the “Optionee.”

WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of its common stock, par value $0.01 per share (“Common Stock”); and

WHEREAS, the Company wishes to carry out the Carlyle-Horizon Holdings Corp. Stock Option Plan (the “Plan”) (the terms of which are hereby incorporated by reference and made a part of this Agreement); and

WHEREAS, the Committee appointed to administer the Plan has determined that it would be to the advantage and best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein to the Optionee as an inducement to enter into or remain in the service of the Company (or one of its Subsidiaries) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to issue said Option;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I.

DEFINITIONS

Whenever the following terms are used in this Agreement, they shall have the meaning specified below unless the context clearly indicates to the contrary. Capitalized terms used in this Agreement and not defined below shall have the meaning given such terms in the Plan. The singular pronoun shall include the plural, where the context so indicates.

Section 1.1 280G Regulations

“280G Regulations” means Section §1.280G-l of the final regulations issued on August 4, 2003 by the Internal Revenue Service, to be codified at 26 C.F.R. pt. 1.

Section 1.2 Cause

(a) “Cause” shall mean,

(i) the Optionee’s failure to substantially perform his duties (other than any such failure resulting from the Optionee’s disability) which is not remedied within ten days after receipt of written notice from the Company specifying such failure;

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(ii) the Optionee’s failure to carry out, or comply with any lawful and reasonable directive of the Board or the Optionee’s immediate supervisor, which is not remedied within ten days after receipt of written notice from the Company specifying such failure;

(iii) the Optionee’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or crime involving moral turpitude;

(iv) the Optionee’s unlawful use (including being under the influence) or possession of illegal drugs on the Company’s premises or while performing the Optionee’s duties and responsibilities; or

(v) the Optionee’s commission of a material act of fraud, embezzlement, misappropriation, willful misconduct, or breach of fiduciary duty against the Company;

(b) Notwithstanding subsection (a), if the Optionee is a party to an employment agreement with the Company (or its Subsidiary), then “Cause” shall be defined in the applicable employment agreement.

Section 1.3 EBITDA: Cumulative EBITDA

“EBITDA” for a given period shall mean consolidated earnings before interest, taxes, depreciation, and amortization adjusted by adding thereto management fees paid to TC Group, L.L.C., or its Affiliates, all as reflected on the Company’s audited consolidated financial statements for such period and subject to adjustments for acquisitions or sales of vessels. “Cumulative EBITDA” as of a given date shall mean the total of EBITDA from and after January 1, 2003 through such date.

Section 1.4 EBITDA Excess

“EBITDA Excess” for a given year shall mean the lesser of (i) 25% of the EBITDA Target for such fiscal year or (ii) the excess, if any, of EBITDA for such fiscal year over the EBITDA Target for such fiscal year; provided, however, that if the EBITDA Target for a given fiscal year equals or exceeds EBITDA for such year, “EBITDA Excess” as of such date shall be zero; provided further, that the EBITDA Excess for the 2002 fiscal year shall be zero.

Section 1.5 EBITDA Target; Cumulative EBITDA Target

“EBITDA Target” and “Cumulative EBITDA Target” for a given year shall be as set forth in Appendix A of this Agreement, subject to the provisions of Section 4.6.

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Section 1.6 EBITDA Target Shortfall

“EBITDA Target Shortfall” for any fiscal year shall mean the amount by which EBITDA is less than the EBITDA Target for such year.

Section 1.7 Liquidity Event

“Liquidity Event” shall mean the consummation of the sale, transfer, conveyance or other disposition in one or a series of related transactions, of the equity securities of the Company or its successor held by the Principal Stockholder(s) in exchange for currency such that immediately following such transaction (or transactions), (i) the value (at original cost) of all equity securities held by all of the Principal Stockholder(s) is in the aggregate less than 20% of the equity securities (at original cost) held by the Principal Stockholder(s) as of February 27, 2003 or (ii) any Person and its Affiliates (other than the Principal Stockholder(s) and /or its Affiliates) owns 50% or more of the combined voting power held in the Company.

Section 1.8 MCF Rate

“MCF Rate” at any time shall mean the interest rate reflecting the Company’s marginal costs of funds at such time (i.e., the rate on the Company’s revolving credit facility, if any), as determined by the Committee.

Section 1.9 Option

“Option” shall mean the Non-Qualified Stock Option to purchase Common Stock granted under this Agreement.

Section 1.10 Person

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.11 Plan

“Plan” shall mean this Carlyle-Horizon Holdings Corp. Stock Option Plan.

Section 1.12 Principal Stockholder(s)

“Principal Stockholder(s)” shall mean Carlyle-Horizon Partners, L.P., or any of its Affiliates to which (a) Carlyle-Horizon Partners, L.P. or any other Person transfers Common Stock or (b) the Company issues Common Stock.

Section 1.13 Stockholders Agreement

“Stockholders Agreement” shall mean that certain agreement by and between the Optionee and the Company which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon the exercise of any vested Options and to other shares of Common Stock, if any, held by the Optionee during the term of such agreement. The Board, in its discretion, shall determine the terms of the Stockholders Agreement and may amend the terms

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thereof from time to time. If the Optionee is not a party to a Stockholders Agreement at the time of exercise of the Option (or any portion thereof), the exercise of the Option shall be subject to the condition that the Optionee enter a Stockholders Agreement with the Company.

Section 1.14 Subsidiary

“Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.15 Time Vesting Portion

“Time Vesting Portion” shall have the meaning set forth in Section 3.1(a)(i).

Section 1.16 Yearly Performance Based Acceleration

“Yearly Performance Based Acceleration” shall have the meaning set forth in Section 3.1(c)(i).

ARTICLE II.

GRANT OF OPTION

Section 2.1 Grant of Option

In consideration of the Optionee’s agreement to remain in the employ of the Company or one of its Subsidiaries and for other good and valuable consideration, on the date hereof the Company irrevocably grants to the Optionee the Option to purchase any part or all of an aggregate of 11,111 shares of Common Stock upon the terms and conditions set forth in the Plan and this Agreement. The Optionee hereby agrees that except as required by law, he or she will not disclose to any Person other than the Optionee’s spouse (if any) the grant of the Option or any of the terms or provisions hereof without the prior approval of the Committee, and the Optionee agrees that, in the discretion of the Committee, the Option shall terminate and any unexercised portion of such Option (whether or not then exercisable) shall be forfeited if the Optionee violates, the non-disclosure provisions of this Section 2.1.

Section 2.2 Option Subject to Plan

The Option granted hereunder is subject to the terms and provisions of the Plan, including without limitation, Article V and Sections 7.1, 7.2 and 7.3 thereof.

Section 2.3 Option Price

The purchase price of the shares of Common Stock covered by the Option shall be $100 per share (without commission or other charge).

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ARTICLE III.

EXERCISABILITY

Section 3.1 Commencement of Exercisability

(a) Subject to subsection (f) and Section 3.3, 30% of the Option (the “Time Vesting Portion”) shall become exercisable in five cumulative installments provided that the Optionee remains continuously employed in active service by the Company from the date of grant through such date as follows:

(i) The first installment shall consist of 6% of the shares covered by such Option and shall be exercisable on December 31, 2003;

(ii) The second installment shall consist of 6% of the shares covered by such Option and shall be exercisable on December 31, 2004;

(iii) The third installment shall consist of 6% of the shares covered by such Option and shall become exercisable on December 31, 2005;

(iv) The fourth installment shall consist of 6% of the shares covered by such Option and shall become exercisable on December 31, 2006;

(v) The fifth installment shall consist of 6% of the shares covered by such Option and shall become exercisable on December 31, 2007.

(b) Subject to subsection (f) and Section 3.3, 70% of the Option shall become fully exercisable on the day immediately preceding the seventh anniversary of the date of grant provided that the Optionee remains continuously employed in active service by the Company from the date of grant through such date.

(c) Notwithstanding Section 3.1(b),

(i) An installment of 14% of the shares covered by the Option shall become exercisable on, or within 120 days following, the end of each fiscal year 2003 through 2007 (the “Applicable Year”) if, in each case, the sum of the EBITDA for the Applicable Year and the EBITDA Excess (if any) for the fiscal year immediately preceding the Applicable Year equals or exceeds the EBITDA Target for the Applicable Year (“Yearly Performance Based Acceleration”).

(ii) If the sum of the EBITDA for the Applicable Year and the EBITDA Excess (if any) for the fiscal year immediately preceding the Applicable Year is less than the EBITDA Target through the end of such Applicable Year (the “Missed Year”), that portion of the Option that was subject to Yearly Performance Based Acceleration pursuant to Section 3.1(c)(i) with respect to the Missed Year shall become vested and, subject to Section 3.2, 3.3 and 3.4, exercisable on, or within 120 days following, the last day of the first fiscal year (the “EBITDA Cumulative Catch Up Year”) in which (A) the sum of the EBITDA for the Applicable Year and the EBITDA Excess (if any) for the fiscal year immediately preceding the Applicable Year equals or exceeds the

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EBITDA Target for the Applicable Year; and (B) the Cumulative EBITDA equals or exceeds the Cumulative EBITDA Target together with interest at the MCF Rate compounded annually on each EBITDA Target Shortfall from the first day of the year following the applicable Missed Year through the last day of the EBITDA Cumulative Catch Up Year.

(d) Notwithstanding the foregoing provisions of this Section 3.1, but subject to subsection (f), upon the occurrence of the first Liquidity Event, the following shall, immediately prior to the effective date of such Liquidity Event, automatically become exercisable in full:

(i) the Time Vesting Portion of the Option that remains eligible to become exercisable pursuant to Section 3.1 (a); and

(ii) at the election and sole discretion of the Committee, the portion of the Option that has not yet, as of such Liquidity Event, become eligible for Yearly Performance Based Acceleration pursuant to Section 3.1 (c)(i);

(iii) notwithstanding (ii) above, if, as of the Liquidity Event, the Cumulative EBITDA, determined as of such Liquidity Event (which Cumulative EBITDA shall not be reduced by any expenses that the Board reasonably determines are directly related to the Liquidity Event, including any investment banking fees payable as a result of the Liquidity Event), equals or exceeds the Cumulative EBITDA Target (reduced on a pro-rata basis with respect to the portion of the Cumulative EBITDA Target attributable to the portion of the fiscal year remaining after the Liquidity Event occurs if the Liquidity Event occurs on a date other than the last day of such fiscal year) for the fiscal year in which such Liquidity Event occurs, that portion of the Option that has not yet, as of such Liquidity Event, become eligible for Yearly Performance Based Acceleration pursuant to Section 3.1(c)(i) and, with respect to a Missed Year, that portion of the Option that otherwise would become exercisable pursuant to Section 3.1(c)(ii).

(e) The Committee shall make the determination as to whether the respective EBITDA, and Cumulative EBITDA Targets have been met, and shall determine the extent, if any, to which the Option has become exercisable, on any such date as the Committee in its sole discretion shall determine; provided, however, that with respect to each fiscal year such date shall not be later than the 120th day following the end of such fiscal year.

(f) No portion of the Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

Section 3.2 Duration of Exercisability

The installments provided for in Section 3.1 are cumulative. Each such installment which becomes exercisable pursuant to Section 3.1 shall remain exercisable until it becomes unexercisable.

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Section 3.3 Expiration of Option

(a) The Option may not be exercised to any extent by anyone after the first to occur of the following events:

(i) The expiration of ten years from the date the Option was granted;

(ii) Except as the Committee may otherwise approve, 90 days following the date of the Optionee’s Termination of Employment for any reason other than Cause;

(iii) Except as the Committee may otherwise approve, the date of the Optionee’s Termination of Employment by reason of termination by the Company for Cause; or

(iv) Except as the Committee may otherwise approve, the occurrence of a Liquidity Event, provided that any portion of the Option, which is exercisable as of the occurrence of the Liquidity Event, may be exercised concurrently therewith.

(b) If pursuant to the terms of the Stockholders Agreement, the Company has a right to repurchase the Optionee’s shares of Common Stock, the Company may exercise such call right regardless of whether the Optionee continues to have a right to exercise such vested Option under Section 3.3(a).

Section 3.4 Partial Exercise

Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable; provided, however, that each partial exercise shall be for not less than the minimum installment set forth in Section 3.1 and shall be for whole shares only.

Section 3.5 Exercise of Option

The exercise of the Option shall be governed by the terms of this Agreement and the terms of the Plan, including, without limitation, the provisions of Article V of the Plan.

ARTICLE IV.

OTHER PROVISIONS

Section 4.1 Not a Contract of Employment

Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any of its Subsidiaries or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge the Optionee at any time for any reason whatsoever, with or without Cause except pursuant to an employment agreement executed by and between the Company and the Optionee and approved by the Board.

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Section 4.2 Shares Subject to Plan and Management Stockholders Agreement

The Optionee acknowledges that any shares acquired upon exercise of the Option are subject to the terms of the Plan and the Stockholders Agreement including without limitation, the restrictions set forth in Section 5.6 of the Plan.

Section 4.3 Construction

This Agreement shall be administered, interpreted and enforced under the laws of the state of Delaware.

Section 4.4 Conformity to Securities Laws

The Optionee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated thereunder by the Securities and Exchange Commission, including without limitation Rule 16b-3.

Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

Section 4.5 Stockholder Approval

(a) Except as otherwise provided in subsection (b) below, in the event that it shall be determined that any right to receive the Option, payment or other benefit under this Agreement (including, without limitation, the acceleration of the vesting and/or exercisability of the Option and taking into account the effect of this Section 4,5(a)) to or for the benefit of the Optionee (the “Payments”), would not be deductible, in whole or part when aggregated with any other right, payment or benefit to or for the Optionee under all other agreements or benefit plans of the Company, by the Company or the person making such payment or distribution or providing such right or benefit as a result of Section 280G of the Code, then, to the extent necessary to make the Payments deductible to the maximum extent possible (but only to such extent and after taking into account any reduction in the Payments relating to Code Section 280G under any other plan, arrangement or agreement), the Option held by the Optionee or any other right, payment or benefit under this Agreement shall not become exercisable, vested or paid. For purposes of determining whether any of the Payments would not be deductible as a result of Section 280G of the Code and the amount of such disallowed deduction, all Payments will be treated as “parachute payments” within the meaning of Section 280G of the Code, and all “parachute payments” in excess of the “base amount” (as defined under Section 280G(b)(3) of the Code) shall be treated as nondeductible, unless and except to the extent that in the opinion of a nationally recognized accounting firm selected by the Company (the “Accountants”), such Payments (in whole or in part) either do not constitute “parachute payments,” including by reason of Section 280G(b)(4) of the Code, or are otherwise not subject to disallowance as a deduction. All determinations required to be made under this subsection (a), including whether and which of the Payments are required to be reduced, the amount of such reduction and the assumptions to be utilized in arriving at such determination, shall be made by the Accountants,

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provided that such determinations shall be based upon “substantial authority” within the meaning of Section 6662 of the Code.

(b) Notwithstanding any other provision of this Agreement, the provisions of subsection (a) above shall not apply to reduce the Payments if the Payments that would otherwise be nondeductible under Section 280G of the Code are disclosed to and approved by the Company’s stockholders in accordance with Section 280G(b)(5)(B) of the Code and the 280G Regulations.

(c) The Company shall use its best efforts to prepare and deliver to its stockholders the disclosure required by Section 280G(b)(5)(B) of the Code with respect to the Payments and to obtain the approval of the Company’s stockholders pursuant to subsection (b) above.

Section 4.6 Adjustments in EBITDA Targets

The EBITDA Targets (including the Cumulative EBITDA Target) specified in Appendix A are based upon (i) certain revenue and expense assumptions about the future business of the Company; (ii) a management model prepared by the Company for the projected financial performance of the Company (the “Performance Model”), which incorporates the desired internal rate of return on the investment by the Principal Stockholders in debt and equity securities or instruments of the Company and its Subsidiaries (“Target Investor Return”); and (iii) the continued application of accounting policies used by the Company as of the date the Option is granted. Accordingly, in the event that, after such date, the Committee determines, in its sole discretion, that any acquisition or disposition of any business or vessel by the Company, any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, any unusual or nonrecurring transactions or events affecting the Company, or the financial statements of the Company, or change in applicable laws, regulations, or changes in generally accepted accounting principles applicable to, or the accounting policies used by, the Company occurs such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available with respect to the Option, then the Committee shall, subject to Section 7.1 of the Plan, in good faith mechanically adjust the financial targets set forth on Appendix A to reflect the EBITDA targets derived from the Performance Model taking account of the projected effect of such transaction(s) or event(s) on EBITDA which is necessary to obtain the Target Investor Return or, in the case of any disposition of any material assets, vessels, subsidiaries or tradelanes, by decreasing the EBITDA Targets by the amount of EBITDA reflected in the EBITDA Targets that is attributable to such assets, vessels or tradelanes or subsidiaries following the date of disposition.

[Signature Page to Follow]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

Carlyle-Horizon Holdings Corp.

By:
Name:	Gregory S. Ledford
Title:	President

Address

Optionee’s Taxpayer Identification Number:

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